Exhibit 10.1

NOTE AND ACCOUNT PAYABLE CONVERSION AGREEMENT

This NOTE AND ACCOUNT PAYABLE CONVERSION AGREEMENT (this “Agreement”) is dated as of January 31, 2018 by and between J3E2A2Z LP, a Washington limited partnership (“J3E2A2Z”), and Visualant, Incorporated, a Nevada corporation (the “Company”).

RECITALS

A.        The Company has issued certain Promissory Notes payable to J3E2A2Z, as follows:

i.	Promissory Note originally dated March 31, 2014, as amended through the date of this Agreement, in the principal amount of $300,000 (the “March 31, 2014 Note”); and

ii.	Promissory Note originally dated July 17, 2014, as amended through the date of this Agreement in the principal amount of $300,000 (the “July 17, 2014 Note”);

iii.	The March 31, 2014 Note and the July 17, 2014 Note are referred to in this Agreement collectively as the “J3E2A2Z Notes.”

B.        In addition to the aggregate principal amount of $600,000, there is $34,545 in accrued interest under the March 31, 2014 Note and $29,688 in accrued interest under the July 17, 2014 Note, for a total of $64,233 in accrued interest under the J3E2A2Z Notes. The aggregate amount owed to J3E2A2Z under the J3E2A2Z Notes is therefore $664,233 as of the date of this Agreement.

C.        Separately, J3E2A2Z, at the request of the Company, has made advances totaling $519,833 to the Company as of the date of this Agreement (the “J3E2A2Z Account Payable”), which are reflected on the Company’s books and records, but which have not been formally documented to date. No interest has been paid on the J3E2A2Z Account Payable.

D.        The parties have agreed that J3E2A2Z Notes will be converted into a convertible redeemable promissory note in the amount of $664,233.

E.        The parties have further agreed that the J3E2A2Z Account Payable will be converted into a convertible redeemable promissory note in the amount of $519,833, together with a warrant to purchase up to 1,039,666 shares of common stock of the Company for a period of five years.

F.         Ronald P. Erickson (“Erickson”) is an officer and director of the Company and has a controlling interest in J3E2A2Z.

G.        As required by Nevada law, a majority of the disinterested directors of the Company have approved the transactions contemplated by this Agreement after full disclosure of Erickson’s interest in such transactions.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Conversion of Indebtedness.  All $664,233 currently owing under the J3E2A2Z Notes is hereby converted to a Convertible Redeemable Promissory Note of even date herewith in the principal amount of $664,233, substantially in the form attached hereto as Exhibit A (the “J3E2A2Z Convertible Note”), and all $519,833 of the J3E2A2Z Account Payable is hereby converted into a Convertible Redeemable Promissory Note of even date herewith in the principal amount of $519,833, substantially in the form attached hereto as Exhibit B (the “Account Payable Convertible Note”) together with a warrant to purchase up to 1,039,666 shares of common stock of the Company for a period of five years in substantially the form attached hereto as Exhibit C (the “J3E2A2Z Warrant”). The J3E2A2Z Convertible Note and the Account Payable Convertible Note are referred to herein collectively as the “Convertible Notes.”

2.         Closing.  The issuance of the Convertible Notes shall occur at a closing (the “Closing”) to be held on the date of this Agreement, or at any other time mutually agreed upon by the parties to this Agreement.  The Closing will take place at the principal office of the Company or at such other place as shall be agreed by the parties.  At the Closing, (a) the Company shall issue the Convertible Notes the J3E2A2Z Warrant and (b) J3E2A2Z shall surrender the J3E2A2Z Notes to the Company for cancellation.

3.         Restrictions on Transfer.

a.         Investment Representations.  J3E2A2Z hereby represents that it is an “accredited investor” as defined in SEC Regulation D, by virtue of, among other things, Erickson’s net worth, income and status as an office and director of the Company and as the controlling party of J3E2A2Z.

b.         Legend Requirements.  J3E2A2Z understands and agrees that the Company shall cause the legend set forth below, or a substantially equivalent legend, to be placed upon the Convertible Notes, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

“THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE

WITH ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE SELLER, IF SO REQUESTED, FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT”

4.         General Provisions.

a.         Choice of Law.  This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Washington.

b.         Integration.  This Agreement, together with the Convertible Notes and the J3E2A2Z Warrant, represents the entire agreement between the parties with respect to the issuance of the Convertible Notes and the J3E2A2Z Warrant, and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement.

c.         Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by electronic mail; or upon deposit with the United States Post Office, by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to J3E2A2Z c/o Visualant, Incorporated at 500 Union Street, Suite 810, Seattle, WA 98101 or email ron@ronerickson.com or (ii) if to the Company, at 500 Union Street, Suite 810, Seattle, WA 98101, to the attention of the Chief Financial Officer, email mark@visualant.net, or at such other address as either party shall have furnished to the other.

d.         Successors.  This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

e.         Waiver.  Any party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.  The rights granted all parties hereunder are cumulative and shall not constitute a waiver of any party’s right to assert any other legal remedy available to it.

f.         Further Documents.  The parties agree upon request to execute any further documents or instruments necessary or reasonably desirable in the view the other party or parties to carry out the purposes or intent of this Agreement.

g.         Severability.  Should any provision of this Agreement be found to be unlawful or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

h.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

The undersigned represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

VISUALANT, INCORPORATED

By	/s/ Jon Pepper
Jon Pepper
Director

J3E2A2Z LP

By	/s/ Ronald P. Erickson
Ronald P. Erickson
Managing Director

EXHIBIT A

J3E2A2Z Convertible Note

EXHIBIT B

Account Payable Convertible Note

EXHIBIT C

J3E2A2Z Warrant